SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2008

Delta Mutual, Inc.
(Exact name of registrant as specified in charter)

Delaware	000-30563
(State or other jurisdiction of incorporation)	(Commission File Number)

111 North Branch Street, Sellersville, Pennsylvania	18960
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (215) 258-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

b.
Effective July 25, 2008, Peter F. Russo resigned from the Company’s Board of Directors.
In addition, Mr. Russo resigned as President and Chief Executive Officer, and Assistant
Secretary of the Company. Mr. Russo’s resignation was for personal reasons.

c.	Effective July 28, 2008, our Board of Directors appointed Malcolm W. Sherman, a director of the Company, as Executive Vice President and principal executive officer.

Mr. Sherman is also the President of Security Systems International, Inc. (“SSI”), of which he owns 98% of the equity. During the period from March 6 through July 7, 2008, the Company issued the following unsecured notes to SSI:

a 6% promissory in the principal amount of $100,000 issued March 6, 2008 with a maturity date of September 6, 2008;

a 6% promissory note in the principal amount of $20,000 issued April 15, 2008 with a maturity date of October 15, 2008;

a 6% promissory note in the principal amount of $16,900 issued May 14, 2008 with a maturity date of November 14, 2008; and

a 6% promissory note in the principal amount of $22,143 issued July 7, 2008 payable upon written demand by the lender.

All of the principal amount and accrued interest of each loan is due and payable on the respective maturity dates. The Company has not made any payments of principal or accrued interest.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Delta Mutual, Inc.

Date: July 31, 2008	By:	/s/ Martin G. Chilek
Martin G. Chilek,
Senior Vice President & Secretary